Exhibit 10.1

AGREEMENT ON ADVANCES

This Agreement on Advances (this “Agreement”) is entered into as of August 14, 2020 (the “Effective Date”), by and between New Asia Holdings Inc, a US Nevada corporation, listed on the OTC QB Markets (the “Company”) and New Asia Holdings Ltd a British Virgin Island Corporation (“NAHL”), which is solely owned and controlled by the Company’s Chairman and Chief Executive Officer, Dr. Lin Kok Peng and is thus considered a related party to the Company. The Company and NAHL may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, NAHL, as the principal controlling shareholder of the Company, has advanced all of the funds that the Company has used for operating expenses since the acquisition of the Company by its present management on December 24th, 2014 to the present date, and through 30th June 2020, NAHL has advanced the Company a total of $906,452 and future advances through the remainder of the year will also be expected;

WHEREAS On 19th August 2015, the Board of Directors of the Company (the “Board”) had approved an agreement with NAHL wherein those advances made and any future advances would be convertible by NAHL at its own discretion all or a portion of these advances into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a conversion price of US $0.02 per share; and

WHEREAS, NAHL has informed the Company that the previous terms of the aforementioned conversion price are not consistent with the level of risk that NAHL has taken in effecting these advances, particularly given the historical share pricing, low trading volumes of the Company’s stock and overall performance of the Company and that NAHL wishes to re-establish the terms of the advances to date and the terms of any future advances, prior to NAHL undertaking any such future advances;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.Prior Advances and Additional Advances.

(a)All funds advanced to the Company by NAHL up to the Effective Date (the “Prior Advances”) will continue to constitute an interest-free loan to the Company, which shall be due and payable by the Company to NAHL on or before 15th September 2020 (as the same may be extended as set forth below, the “Prior Advance Repayment Date”). If the Company does not repay the Prior Advances by the Prior Advance Repayment Date, NAHL, at its sole discretion, will have the option to extend the Prior Advance Repayment Date or convert all or a portion of the Prior Advances into Common Stock at a conversion price of US $0.003 per share (the “Prior Advance Conversion Price”), subject to adjustment as set forth in Section 2(a) and Section 2(b). NAHL’s election to extend the Prior Advance Repayment Date or to convert the Prior Advances into Common Stock shall be made on the first business day following the Prior Advance Repayment Date. The Parties acknowledge and agree that the Prior Advances shall not be convertible into Common Stock prior to the Prior Advance Repayment Date.

(b)Following the Effective Date, NAHL will endeavor, on a best efforts’ basis, to continue to advance operating funds to the Company as may be required and requested by the Company for its operations, for a period of at least through December 31st, 2020 (such additional advances, as funded, the “Additional Advances” and, together with the Prior Advances, the “Advances”). Any such Additional Advances shall be due and payable by the Company to NAHL on or before January 31, 2021 (as the same may be extended as set forth below, the “Additional Advance Repayment Date”). In the event that any Additional Advances are made and are not repaid by the Additional Advance Repayment Date, NAHL, at its sole discretion, will have the option to extend the Additional Advance Repayment Date or convert all or a portion of the Additional Advances into Common Stock at a conversion price of US $0.003 per share (the “Additional Advance Conversion Price”), subject to adjustment as set forth in Section 2(b). NAHL’s election to extend the Additional Advance Repayment Date or to convert the Additional Advances into Common Stock shall be made on the first business day following the Additional Advance Repayment Date. The Parties acknowledge and agree that any Additional Advances shall not be convertible into Common Stock prior to the Additional Advance Repayment Date.

2.Adjustments to Conversion Prices.

(a)In the event that NAHL determines not to fund any Additional Advances, then (i) the Prior Advance Conversion Price with respect to any Prior Advances made prior to January 1, 2020 shall remain US $0.003 per share, subject to adjustment as set forth in Section 2(b) and (ii) the Prior Advance Conversion Price with respect to any Prior Advances made after January 1, 2020 shall be US $0.01 per share, subject to adjustment as set forth in Section 2(b).

(b)The Prior Advance Conversion Price and the Additional Advance Conversion Price shall each be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Common Stock, combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Effective Date.  By way of example and not limitation, in the event of forward split of the Common Stock following the Effective Date in which each share of Common Stock is converted into two shares of Common Stock, the Prior Advance Conversion Price and the Additional Advance Conversion Price, in each case as in effect at such time, shall each be reduced by 50%, and in the event of a reverse split of the Common Stock following the Effective Date in which each two shares of Common Stock are converted into one share of Common Stock, the Prior Advance Conversion Price and the Additional Advance Conversion Price, in each case as in effect at such time, shall each be increased by 100%.

3.Issuance of Shares. At the appropriate time, consistent with NAHL’s option to convert all or a portion of the Advances into Common Stock, the Board hereby agrees to authorize and empower Pacific Stock Transfer Company (the “Transfer Agent”) to issue the above shares to NAHL as and when due pursuant to the terms and conditions herein. If acceptable to the Transfer Agent, the Company further agrees to waive the requirement for a signature guarantee and will agree to indemnify and save harmless the Transfer Agent from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees, and other expenses of every nature and character by reason of the Transfer Agent complying with the Company’s instructions to issue shares to NAHL as required hereunder.

4.Representations and Warranties of The Company. The Company represents and warrants to NAHL as follows:

(a)Corporate Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

(b)Authority: The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)Valid Issuance. The shares of Common Stock that may be issued to NAHL on conversion of the Prior Advances or Additional Advances (the “Shares”) shall, if and when issued, be duly and validly issued, fully paid and non-assessable, and not be issued in violation of any preemptive or similar rights.

(d)No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Company is a party or by which it is bound, or to which the Shares will be subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or the Shares, assuming that the representations and warranties of NAHL as set forth herein are true and correct.

(e)No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Company of any of the transactions on its part contemplated under this Agreement.

5.Representations and Warranties of NAHL. NAHL represents and warrants to the Company as follows:

(a)Corporate Existence and Power. NAHL is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands, and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

(b)Authority: NAHL has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of NAHL, enforceable against NAHL in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which NAHL is a party or by which it is bound, or to which the Shares will be subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to NAHL or the Shares, assuming that the representations and warranties of the Company as set forth herein are true and correct.

(d)No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by NAHL of any of the transactions on its part contemplated under this Agreement.

(e)Investment Representations.

(i)NAHL understands and agrees that the consummation of this Agreement including any issuance of the Shares to NAHL as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state statutes and that the Shares being acquired by NAHL are being acquired by NAHL for NAHL’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(ii)NAHL is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”). NAHL has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that NAHL requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(iii)NAHL understands that the Shares are being offered and sold to NAHL in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and NAHL’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of NAHL set forth herein in order to determine the availability of such exemptions and the eligibility of NAHL to acquire the Shares.

(iv)NAHL and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Shares which have been requested by NAHL or its advisors.  NAHL and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  NAHL understands that any investment in the Shares involves a significant degree of risk.

(v)NAHL understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(vi)NAHL understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the Securities Act, (b) NAHL shall have delivered to the Company, at the cost of NAHL, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of NAHL who agree to sell or otherwise transfer the Shares only in accordance with this Section 5(e)(vi) and who is an Accredited Investor, (d) the Shares are sold pursuant to Rule 144, or (e) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and NAHL shall have delivered to the Company, at the cost of NAHL, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(vii)NAHL understands that the Shares, until such time as the Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Shares.

6.Additional Agreements and Acknowledgements. NAHL is currently an owner of approximately 76% of Company’s outstanding Common Stock, which is more than ten percent (10%) of the outstanding Common Stock of the Company and thus is in a controlling position with, or an affiliate of, the Company and the sole controlling shareholder of NAHL is currently a director and an officer of the Company, all as defined in paragraph (a) of Rule 144 and Rule 405 promulgated under the Securities Act, and thus NAHL is subject to the “dribble out” provisions thereof.

7.Miscellaneous.

(a)Further Assurances. From time to time, whether at or following the execution of this Agreement, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

(b)Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the Parties as indicated on the signature page hereto. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(c)Choice of law; Jurisdiction. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law. Each of the Parties agree to submit to the jurisdiction of the federal or state courts located in Nevada in any actions or proceedings arising out of or relating to this Agreement.

(d)Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(d). Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel.  Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(e)Limitation on Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN FOR SPECIAL, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

(f)Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the Parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the Parties which is not expressly embodied in this Agreement.

(g)Assignment. Each Party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other Party’s prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

(h)Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(i)Waivers. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

(j)Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k)Severability.If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l)Interpretation. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a Party or Parties on the ground that such Party or Parties drafted or was more responsible for the drafting of any such provision(s). The Parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

(m)Third Party Beneficiaries. This contract is strictly between the Parties and no other person or entity and no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

8.Termination. This Agreement shall remain in force until December 31, 2020, provided that (i) the Parties may jointly elect to terminate this Agreement prior to such date or to extend such termination date, in each case in writing and each in their sole discretion; and (ii) in the event that NAHL does not complete any Additional Advance within three business days of the date that such Additional Advance is requested by the Company pursuant to Section 1(b), this Agreement shall automatically terminate and shall be of no further force and effect, provided, however, that any termination or expiration of this Agreement shall not affect the rights or obligations of the Parties which arose prior to such termination or expiration, including the obligations of the Company to repay any then-unrepaid Advances or to issue any Shares upon conversion of the unrepaid Advances, and provided that the provisions of Section 7 and this Section 8 shall survive any expiration or termination of this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

New Asia Holdings Inc.

/s/ Jose A Capote

_____________________________________________

Jose A. Capote, Vice President and Corporate Secretary

New Asia Holdings Ltd

/s/ Lin Kok Peng PhD

_____________________________________________

Lin Kok Peng, Director